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                                                                    EXHIBIT 23.2



                         Independent Auditors' Consent


The Board of Directors
Dime Bancorp, Inc.:

We consent to the use of our report dated January 27, 1997, incorporated by reference in the Registration Statement on Form S-8 of Dime Bancorp, Inc. (registering common stock to be issued under the Dime Bancorp, Inc. 1997 Stock Incentive Plan), relating to our audits of the consolidated statements of financial condition of Dime Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included in Dime Bancorp, Inc.'s 1996 Annual Report on Form 10-K. Our report included an explanatory paragraph that described a change in the method of accounting for goodwill, as discussed in the notes to those statements.


                                                           KPMG Peat Marwick LLP

New York, New York
March 16, 1998